SUB ITEM 77Q 1(E)(II)

                            INVESTMENT ADVISORY AGREEMENT

      This Agreement is made as of the 23rd day of June, 2006, between THE HUNTINGTON FUNDS, a statutory trust organized under the laws of the State of Delaware (herein called the "Trust") and HUNTINGTON ASSET ADVISORS, INC., an adviser registered under the Investment Advisers Act of 1940 (herein called the "Adviser").

      WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended; and

      WHEREAS, the Trust desires to retain the Investment Adviser to furnish certain investment advisory and related services described below in connection with the management of each of the investment portfolios of the Trust identified on Schedule A hereto (the "Funds"), and the Adviser represents that it is willing and possesses legal authority under the Glass-Steagall Act to so furnish such services;

      NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

      1. Appointment. The Trust hereby appoints the Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      2. Delivery of Documents. The Trust has furnished the Adviser with copies properly certified or authenticated of each of the following documents:

            (a) the Trust's Certificate of Trust, dated April 18, 2006 and filed with the Secretary of State of the State of Delaware on April 27, 2006, as amended June 2, 2006, and the Agreement and Declaration of Trust and all amendments thereto or restatements thereof (such Certificate of Trust and Agreement and Declaration of Trust, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

            (b)   the Trust's Bylaws and amendments thereto;

            (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Adviser and approving this Agreement;

            (d) the Trust's original Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission and all amendments thereto;

            (e) the Trust's current Registration Statement on Form N-lA under the Securities Act of 1933, as amended ("1933 Act"), and under the 1940 Act as filed with the Securities and Exchange Commission; and

            (f) the Funds' most recent prospectuses and the Trust's Statement of Additional Information relating to the Funds (such prospectuses and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

      The Trust will promptly furnish the Adviser with copies of all amendments of or supplements to the foregoing documents.

      3. Management. Subject to the supervision of the Trust's Board of Trustees, the Adviser will provide or cause to be provided a continuous investment program for each Fund identified on Schedule A hereto, including investment research and management with respect to all securities and investments and cash equivalents in such Funds. The Adviser will determine or cause to be determined from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to each Fund identified on Schedule A hereto and will place or cause to be placed orders for purchase and sale on behalf of the Trust with respect to such Fund.

      The Adviser will provide the services under this Agreement in accordance with each Fund's investment objective, policies and restrictions as stated in the Prospectuses, resolutions of the Trust's Board of Trustees, and any undertakings with regulatory authorities which are provided by the Trust to the Adviser. The Adviser further agrees that it:

            (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

            (b) will comply in all material respects with all applicable Rules and Regulations of the Securities and Exchange Commission under the Investment Company Act of 1940 and in addition will conduct its activities under this Agreement in accordance with any applicable regulations pertaining to the investment advisory activities of the Adviser;

            (c) will place or cause to be placed orders for the Funds identified on Schedule A hereto either directly with the issuer or with any broker or dealer and, in placing orders with brokers and dealers, the Adviser or any sub-investment adviser employed by the Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Adviser or any sub-investment adviser employed by the Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Adviser or any such subinvestment adviser with research advice and other services; and

            (d) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust learned by, or disclosed to, the Adviser in the course of its performance of its responsibilities and duties under this Agreement, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil, regulatory, or criminal sanctions for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

      4. Use of Sub-Investment Adviser. The Adviser may, subject to the approvals required under the 1940 Act, employ a sub-investment adviser to assist the Adviser in the performance of its duties under this Agreement. Such use does not relieve the Adviser of any duty or liability it would otherwise have under this Agreement. Compensation of any such sub-investment adviser for services provided and expenses assumed under any agreement between the Adviser and such sub-investment adviser permitted under this paragraph is the sole responsibility of the Adviser.

      5. Services Not Exclusive. The investment management services furnished by the Adviser hereunder are not to be deemed exclusive. Except to the extent necessary to perform the Adviser's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any subsidiary or affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other person.

      6. Books and Records. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

      7. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions or charges, if any) purchased for the Trust. The Trust will be responsible for all of the Trust's expenses and liabilities.

      8. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Adviser and the Adviser will accept as full compensation therefor a fee computed daily and paid monthly on the first business day of each month equal to the lesser of (i) the fee at the applicable annual rate set forth on Schedule A hereto or (ii) such fee as may from time to time be agreed upon in writing by the Trust and the Adviser. If the fee payable to the Adviser pursuant to this paragraph begins to accrue after the beginning of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For purposes of calculating fees, the value of a Fund's net assets shall be computed in the manner specified in the Prospectus and the Trust's Declaration of Trust for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of the Fund's shares.

      9. Limitation of Liability. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty under the Investment Company Act of 1940 with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In no case shall the Adviser be liable for actions taken or nonactions with respect to the performance of services under this Agreement based upon specific information, instructions, or requests given or made to the Adviser by an officer of the Trust thereunto duly authorized.

      10. Duration and Termination. This Agreement will become effective as of the date hereof, and unless sooner terminated as provided herein, shall continue in effect as to any particular Fund through August 30, 2006 and for successive periods of 12 months each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

      11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      12.   Miscellaneous.   The  captions  in  this  Agreement are included for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010, Attention: Secretary; and if to the Adviser, at 41 South High Street, Columbus, Ohio 43287, Attention:
B. Randolph Bateman.

      If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of Ohio.

      The names "The Huntington Funds" and "Trustees of The Huntington Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Certificate of Trust dated as of April 18, 2006, as amended June 2, 2006, and an Agreement and Declaration of Trust dated as of April 27, 2006 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of State of Delaware and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Huntington Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                     THE HUNTINGTON FUNDS

                                     By:
                                     Name:  George M. Polatas
                                     Title: Vice President


                                     HUNTINGTON ASSET ADVISORS, INC.

                                     By:

                                     Name:  B. Randolph Bateman
                                     Title:  President

                                   SCHEDULE A
                      TO THE INVESTMENT ADVISORY AGREEMENT
                                       DATED
                                AS OF JUNE 23, 2006


                                       BETWEEN
                            THE HUNTINGTON FUNDS AND
                           HUNTINGTON ASSET ADVISORS, INC.
FUND NAME                          COMPENSATION               DATE

Huntington     Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Dividend Capture Fund's     June
Dividend       average daily net assets.                                                                                       23,
Capture Fund                                                                                                                   2006
Huntington     Annual rate of one percent (1.00%) of the Huntington International Equity Fund's average daily net assets.      June
International                                                                                                                  23,
Equity Fund                                                                                                                    2006
Huntington Mid Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Mid Corp America Fund's     June
Corp America   average daily net assets.                                                                                       23,
Fund                                                                                                                           2006
Huntington New Annual rate of eighty-five one hundredths of one percent (0.85%) of the Huntington New Economy Fund's average   June
Economy Fund   daily net assets.                                                                                               23,
                                                                                                                               2006
Huntington     Annual rate of fifty one hundredths of one percent (0.50%) of the Huntington Rotating Markets Fund's average    June
Rotating       daily net assets.                                                                                               23,
Markets Fund                                                                                                                   2006
Huntington     Annual rate of seventy-five hundredths of one percent (0.75%) of the Huntington Situs Small Cap Fund's average  June
Situs Small    daily net assets.                                                                                               23,
Cap Fund                                                                                                                       2006
Huntington     Annual rate of seventy-five hundredths of one percent (0.75% of the Huntington Macro 100 Fund's average daily   June
Macro 100 Fund net assets.                                                                                                     23,
                                                                                                                               2006



THE HUNTINGTON FUNDS                 HUNTINGTON ASSET ADVISORS, INC.

By:                                  By:
Name:  George M. Polatas             Name:  B. Randolph Bateman
Title:  Vice President               Title:  President

                                  Amendment to
                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                              THE HUNTINGTON FUNDS
                                      AND
                        HUNTINGTON ASSET ADVISORS, INC.

      This Amendment to the Investment Advisory Contract ("Agreement") dated June 23, 2006, between THE HUNTINGTON FUNDS ("Fund") and HUNTINGTON ASSET ADVISORS, INC. ("Service Provider") is made and entered into as of the 23rd day of June, 2006.

      WHEREAS, the Fund has entered into the Agreement with the Service
Provider;

      WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

      WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR {section} 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR {section} 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR {section} 248.13) ("Section
248.13 NPI");

      WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR {section} 248.7 and 17 CFR {section} 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR {section} 248.13);

      NOW, THEREFORE, the parties intending to be legally bound agree as follows:

      1. The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

      2. The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR {section}{section} 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR {section} 248.13.

      3. The Service Provider further represents and warrants that, in accordance with 17 CFR {section} 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:

      {circle}insure the security and confidentiality of records and NPI of Fund customers,
      {circle}protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and {circle}protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

      4. The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Provider ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds ("Nonaffiliated Third Party") under the service and processing ({section}248.14) or miscellaneous ({section}248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception ({section}248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.

      5.    The Service Provider may redisclose Section 248.14 NPI and Section
248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

      6. The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

   WITNESS the due execution hereof this 23rd day of June, 2006.

                          THE HUNTINGTON FUNDS


                          By:
                          Name:  George M. Polatas
                          Title:  Vice President

                          HUNTINGTON ASSET ADVISORS, INC.


                          By:
                          Name:  B. Randolph Bateman
                          Title:  President